Exhibit 10.3

AMENDED AND RESTATED

1997 LONG-TERM INCENTIVE

AND

STOCK OPTION PLAN

1. Purpose of Plan.

The “Optical Solutions, Inc. 1997 LONG-TERM INCENTIVE AND STOCK OPTION PLAN” is hereby amended and restated as set forth herein and, as so amended and restated, is hereinafter referred to as the “Plan”. The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Optical Solutions, Inc., a Delaware corporation (the “Company”), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or options which do not qualify as Incentive Stock Options. Awards granted under this Plan shall be stock appreciation rights (“SARs”), restricted stock or performance awards as hereinafter described. Optical Solutions, Inc., a Minnesota corporation, (“Optical Solutions—Minnesota”) was originally the sponsor of the Plan. Pursuant to that certain Agreement and Plan of Merger dated as of March __, 1999, Optical Solutions—Minnesota was merged with and into the Company (the “Merger”) and, effective as of the consummation of the Merger, the Plan and all outstanding awards thereunder were assumed by the Company.

2. Stock Subject to Plan.

Subject to the provisions of Section 14 hereof, the stock to be subject to options or other awards under the Plan shall be the Company’s authorized Common Stock, par value $.01 per share (the “Common Shares”). Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 14 hereof, the maximum number of shares on which options may be exercised or other award issued under this Plan shall be 4,500,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan. The stock to be subject to options or other awards outstanding under the Plan from and after the consummation of the Merger shall be Common Shares of the Company. From and after the consummation of the Merger, no option or other award previously granted hereunder shall be exercisable or have outstanding rights with respect to the common stock of Optical Solutions—Minnesota.

3. Administration of Plan.

(a) Except as provided in Section 3(b) or Section 3(e) hereof, the Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. If no committee is appointed by the Board, the committee shall be comprised of all of the members of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the “Committee”.)

(b) Notwithstanding Section 3(a) hereof, all option grants and awards under this Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission promulgated thereunder, shall be made exclusively by a committee (the “Disinterested Committee”). The Disinterested Committee may be a subcommittee of the Committee and shall be comprised of at least two members of the Board of Directors who have not received any option or award under the Plan during the preceding 12 months. Such persons shall not be eligible for option grants or awards while serving on the Disinterested Committee. All references hereinafter to the “Committee” shall mean the “Disinterested Committee” if the action to be taken in administration of the Plan must be taken by the Disinterested Committee.

(c) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 herein to amend or terminate the Plan. The Committee’s determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

(d) The Committee may select one of its members as its Chairman and shall holds its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4. Eligibility.

Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called “subsidiaries”). Full or part-time employees, non-employee members of the Board of

Directors, and non-employee consultants, agents or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. Members of the Disinterested Committee shall not be eligible for any option grant or award under the Plan while serving on said Disinterested Committee. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at the time.

5. Price.

The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee and may be other than 100% of the fair market value of the Common Shares. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable. The option price for all Incentive Stock Options and options which do not qualify as Incentive Stock Options granted under the Plan and outstanding under the Plan immediately prior to the Merger, whether or not vested, shall be the same price as set forth in the option agreement immediately prior to the Merger. Notwithstanding the preceding sentence, the option price for each such Incentive Stock Option shall in no event be less than the price which bears the same ratio to the option price immediately prior to the Merger as the fair market value of a Common Share immediately after the Merger bears to the fair market value of a share of common stock of Optical Solutions—Minnesota immediately prior to the Merger. Subject to the foregoing, the number of shares subject to Incentive Stock Options shall be adjusted so that the aggregate option price for all such Incentive Stock Options is the same immediately after the Merger as it was immediately prior to the Merger.

6. Term.

Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7. Exercise of Option or Award.

(a) The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

(b) The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise, The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company’s Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, (ii) by delivering a combination of cash and such shares, or (iii) by delivering (including by fax) to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin the Common Shares and deliver the sale or margin loan proceeds directly to the Company to the extent required to pay the option exercise price.

(d) The fair market value of the Common Shares which are tendered in payment of the exercise price shall be determined as provided in Section 5 herein.

(e) Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8. Additional Restrictions.

The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee’s or grantee’s rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

9. Alternative Stock Appreciation Rights.

(a) Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right (“SAR”) evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company’s Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company’s shares shall be determined as provided in Section 5 herein.

10. Ten Percent Shareholder Rule.

Notwithstanding any other provision in the Plan, if at the time an option is granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(6) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11. Non-Transferability.

No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

12. Restricted Stock Awards.

Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

(a) Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

(b) Delivery of Common Shares and Restrictions. At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

(c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be.

13. Performance Awards.

The Committee is further authorized to grant Performance awards. Subject to the terms of this Plan and any applicable award agreement, a Performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance award granted, and the amount of any payment or transfer to be made by the granter and by the Company under any Performance award shall be determined by the Committee.

14. Dilution or Other Adjustments.

If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

15. Amendment or Discontinuance of Plan.

The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

16. Time of Granting.

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

17. Income Tax-Withholding and Tax Bonuses.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

(b) The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionee or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payment shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

18. Effective Date and Termination of Plan.

(a) The Plan was initially approved by the Board of Directors on February 21, 1997 and by the shareholders of the Company on February 28, 1997, and the amendment and restatement of the Plan was approved by the Board of Directors on March 22, 1999 and by the shareholders of the Company on April 7, 1999.

(b) Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate on February 28, 2007. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

Executed this      day of April, 1999.

OPTICAL SOLUTIONS, INC.

By:
Name:
Title:

First Amendment to the Optical Solutions, Inc.

Amended and Restated

1997 Long-Term Incentive and Stock Option Plan

Pursuant to Section 15 of the Optical Solutions, Inc. Amended and Restated 1997 Long-Term Incentive and Stock Option Plan (the “Plan”), the Plan as adopted by the Board of Directors and approved by the stockholders of Optical Solutions, Inc., a Delaware corporation (the “Company”), on April 7, 1999, is hereby amended, subject to approval by the Board of Directors, as follows:

I.

The last sentence in Section 1 of the Plan is hereby deleted and substituted by the following:

“Awards granted under this Plan shall be stock appreciation rights (“SARs”), restricted stock, bonus stock or performance awards as hereinafter described.”

II.

A new section, Section 12A, shall be inserted between Sections 12 and 13 in the Plan as follows:

“12A. Bonus Stock Awards.

The Committee is authorized to grant Bonus Stock awards subject to the terms of this Plan, in such amounts and upon such terms, at any time, and from time to time as shall be determined by the Committee. Bonus Stock awards are Common Shares awarded without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an incentive to become an employee (full or part-time), a non-employee member of the Board of Directors, or a non-employee consultant, agent or independent contractor to the Company or one of its subsidiaries or otherwise.”

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the Company has caused this amendment to be executed by its duly authorized officer this              day of                     , 2000.

OPTICAL SOLUTIONS, INC.

By:

Title:

2

SECOND AMENDMENT TO

THE OPTICAL SOLUTIONS, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Optical Solutions, Inc., a Delaware corporation (the “Corporation”), by duly adopted resolution of its board of directors pursuant to Section 15 of the Amended and Restated 1997 Long-Term Incentive and Stock Option Plan (the “Plan”), hereby amends the Plan subject to approval of the Corporation’s shareholders as follows:

I.

Section 2 of the Plan, “Stock Subject to Plan,” is hereby amended by deleting the number “4,500,000” in the third sentence of such Section and replacing such number with the number “9,776,305”.

II.

Except as otherwise set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the Corporation has caused this amendment to be executed by its duly authorized officer this              day of May, 2000.

OPTICAL SOLUTIONS, INC., a Delaware corporation

By:

Title:

THIRD AMENDMENT TO

THE OPTICAL SOLUTIONS, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Optical Solutions, Inc., a Delaware corporation (the “Corporation”), by duly adopted resolution of its board of directors pursuant to Section 15 of the Amended and Restated 1997 Long-Term Incentive and Stock Option Plan, as amended (the “Plan”), hereby amends the Plan subject to approval of the Corporation’s stockholders as follows:

I.

Section 2 of the Plan, “Stock Subject to Plan,” is hereby amended by deleting the number “9,776,305” in the third sentence of such Section and replacing such number with the number “68,272,380”.

II.

Except as otherwise set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the Corporation has caused this amendment to be executed by its duly authorized officer this              day of                     , 2002 and shall become effective as of such date.

OPTICAL SOLUTIONS, INC., a Delaware corporation

By:

Title:

FOURTH AMENDMENT TO

THE OPTICAL SOLUTIONS, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Optical Solutions, Inc., a Delaware corporation (the “Corporation”), by duly adopted resolution of its board of directors pursuant to Section 15 of the Amended and Restated 1997 Long-Term Incentive and Stock Option Plan, as amended (the “Plan”), hereby amends the Plan subject to approval of the Corporation’s stockholders as follows:

I.

WHEREAS, the Board of Directors of the Corporation has approved the Corporation to issue and sell to certain private investors and/or existing stockholders (collectively, “Investors”) an aggregate of up to 14,000,000 shares (the “Series III Shares”) of its Series III Preferred Stock, par value $.001 per share (“Series III Preferred”) in two or more closings, at a purchase price of $.89 per share (the “Financing”); and

WHEREAS, in connection with the Financing, each Investor who is an holder of, the Corporation’s existing Preferred Stock (which includes the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred, collectively, “Existing Preferred”) shall be entitled to exchange (the “Series II Exchange”) (i) shares of its Existing Preferred having an aggregate cost basis equal to five times the purchase price paid by such Investor for shares of Series III Preferred in the initial closing of the Financing (“Closing”) into (ii) shares of its Series II Preferred Stock, par value $.001 per share (“Series II Preferred”), with a deemed issuance price of $1.89 per share; and

WHEREAS, immediately after the Closing, all of the issued and outstanding shares of the Corporation’s Existing Preferred that have not been exchanged for Series II Shares pursuant to the Series II Exchange, shall automatically convert into shares of the Corporation’s Series I Preferred Stock, par value $.001 per share (“Series I Preferred Stock”), in accordance with the Amendment to the Certificate of Incorporation of the Corporation (“Charter Amendment”) in the form approved by the Board of Directors (the “Recapitalization”); and

WHEREAS, the Charter Amendment, as approved by the Board of Directors of the Corporation: (i) effectuates the Recapitalization; (ii) effectuates a one for one-one hundredth (.01) share reverse stock split (“Reverse Stock Split”) of the Corporation’s common stock, par value $.01 per share (“Common Stock”); and (iii) adjusts the par value of the Corporation’s authorized Common Stock and Preferred Stock, in each case, to $.001 par value per share (collectively the “Related Transaction”); and

WHEREAS, currently, the maximum number of shares on which options may be exercised or other awards issued under the Plan is “68,272,380” shares of Common Stock; and

WHEREAS, upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware, under Section 14 of the Plan, the maximum number of shares on which options may be exercised or other awards issued under the Plan shall be adjusted to “682,723” to reflect the Reverse Stock Split; and

WHEREAS, the Board of Directors of the Corporation desires to amend the Plan to increase the size of the stock pool available under the Plan to 7,525,040 shares, after giving effect to the Financing, the Series II Exchange and the Related Transactions (including the Reverse Stock Split).

NOW, THEREFORE, subject to approval of the Corporation’s stockholders, the Plan is amended as follows:

Section 2 of the Plan, “Stock Subject to Plan,” is hereby amended by deleting the number “68,272,380” in the third sentence of such Section and replacing such number with the number “7,525,000” which number shall represent the maximum number of shares on which options may be exercised or other awards issued under the Plan after giving effect to the Financing, the Series II Exchange and the Related Transactions (including the Reverse Stock Split).

The first sentence of Section 2 of the Plan, “Stock Subject to Plan,” is deleted in its entirety and replaced with the following:

Subject to the provisions of Section 14 hereof, the stock to be subject to options or other awards under the Plan shall be the Company’s authorized Common Stock, $.001 par value per share (the “Common Shares”).

II.

This Amendment shall become effective immediately after the consummation of the Financing, the Series II Exchange and the Related Transactions. Except as otherwise set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the Corporation has caused this amendment to be executed by its duly authorized officer this 8th day of July, 2003 and shall become effective as of such date.

OPTICAL SOLUTIONS, INC., a Delaware corporation

By:	/s/ James Stewart

Title: Chief Financial Officer

2

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, made this      day of             , by and between Optical Solutions, Inc., a Minnesota corporation (the “Company”), and                      (“Optionee”).

WITNESSETH, THAT:

WHEREAS, the Company pursuant to its 1997 Long-Term Incentive and Stock Option Plan wishes to grant this stock option to Optionee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Grant of Option.

The Company hereby grants to Optionee, on the date set forth above, the right and option (hereinafter called “the Option”) to purchase all or any part of an aggregate of              shares of Common Stock, no par value (the “Common Shares”), at the price of $             per share on the terms and conditions set forth herein. This option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Duration and Exercisability.

(a) This option shall in all events terminate ten (10) years after the date of grant. Commencing immediately upon the date of grant and subject to the other terms and conditions set forth herein, this option may be exercised by Optionee in cumulative installments as follows:

On or after each of the following dates	Cumulative number of shares as to which option is exercisable
__________	Shares

(b) During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

3.	Effect of Termination of Employment.

(a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Optionee’s serious misconduct or Optionee’s death or disability (as such term is defined in Section 3(c) hereof), Optionee shall have the right to exercise the option at any time within one (1) month after such termination of employment to the extent of the full number of shares Optionee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(b) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Optionee’s serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company’s funds, or in the event that Optionee violates the covenants set forth in Section 5 hereof, the option shall be terminated as of the date of the misconduct.

(c) If Optionee shall die while in the employ of the Company or a subsidiary, if any, or within one (1) month after termination of employment for any reason other than serious misconduct or if employment is terminated because Optionee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Optionee shall not have fully exercised the option, such option may be exercised at any time within twelve (12) months after Optionee’s death or date of termination of employment for disability by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

4.	Manner of Exercise.

(a) The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check) or by money order.

5.	Covenant Not to Compete.

Optionee hereby agrees to a covenant not to compete pursuant to the terms and conditions hereinafter set forth. The covenant not to compete shall have a term beginning on the date hereof and ending on the date that (a) is one (1) year after the date that Optionee has exercised this option or (b) is one (1) year after the date of the termination of Optionee’s employment with the Company for any reason whatsoever, whichever is longer. The covenant not to compete shall apply to the same geographical area in which Optionee worked on behalf of the Company at any time during the one-year period preceding Optionee’s termination of employment with the Company.

Optionee further agrees that during the term of said covenant he or she shall not, directly or indirectly, engage in any business activity on his or her own behalf or as a partner, shareholder (except by ownership of less than five percent (5%) of the outstanding stock of a publicly held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company, or solicit, entice or induce any employee or representative of the Company to engage in any such activity.

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Optionee also agrees that during the term of said covenant he or she shall not directly or indirectly solicit, entice or induce (or assist any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom Optionee had contact in the course of his or her employment with the Company to deal with a competitor of the Company.

If any court of competent jurisdiction shall determine that the foregoing covenants are invalid in any respect, the parties hereto agree that any court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Optionee. Optionee acknowledges that the remedy of law for any breach of the foregoing covenants will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief.

6.	Miscellaneous.

This option is issued pursuant to the Company’s 1997 Long Term Incentive and Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise of this option.

The exercise of all or any parts of this option shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding option.

The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

If Optionee shall dispose of any of the Common Shares of the Company acquired by Optionee pursuant to the exercise of the option within two (2) years from the date this option was granted or within one (1) year after the transfer of any such shares to Optionee upon exercise of this option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may

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take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

OPTICAL SOLUTIONS, INC.

By:
Jeffrey A. Carlson, President

Optionee

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Date:                     ,

Optical Solutions, Inc.

1. Exercise of Option.              (“Optionee”) hereby elects to exercise his or her option to purchase an aggregate of              shares (“Shares”) of the common stock, par value $.001 per share (the “Common Stock”), of Optical Solutions, Inc., a Delaware corporation (the “Company”), under and pursuant to the Stock Option Agreement between the Company and the Optionee dated              (the “Stock Option Agreement”).

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood that certain Stockholders’ Agreement dated as of April 7, 1998 among the Company and its stockholders (the “Stockholders Agreement”), as amended on April 12, 1999 (the “Second Amended and Restated Stockholders Agreement”) as amended on May 26, 2000, as amended on May 9, 2002 (the “Third Amended and Restated Stockholders Agreement”), as amended on June 28, 2002 and December 23, 2002, as amended on July 8, 2003 (the “Fourth Amended and Restated Stockholders Agreement) and that the Shares are subject to the terms of the Stockholders Agreement (including, without limitation, certain transfer and voting restrictions), and Optionee agrees to abide by and be bound by the terms and conditions of the Stockholders Agreement in the same manner as other holders of Existing Stockholder Shares (as defined therein). Optionee is accepting the Shares for his or her own account and not for any other person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same. Optionee acknowledges that he or she is fully informed that the Shares sold hereunder are being sold pursuant to a private offering exemption of the Securities Act of 1933, as amended (the “Securities Act”), and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; and that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless, in the opinion of counsel reasonably acceptable to the Company, an exemption from registration is available thereunder. Optionee acknowledges that all financial and other information pertaining to the investment in the Company have been made available or delivered to him or her; that he or she has had an opportunity to ask questions of and receive answers from the Company regarding such information and the terms and conditions of this Notice of Exercise, the Stock Option Agreement and the Stockholders’ Agreement and to obtain additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in such documents and records.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act, and all applicable state securities laws. Optionee agrees not to offer, sell or otherwise dispose of any Shares in any manner which would (i)

require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other federal or state law.

4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Interpretation. Any dispute regarding the interpretation of this Notice of Exercise shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors, which shall review such dispute. The resolution of such a dispute by the Board shall be final and binding on the Company and the Optionee.

6. Delivery of Payment. Optionee herewith delivers to the Company the full Option Price (as defined in the Stock Option Agreement) for the Shares.

OPTIONEE	OPTICAL SOLUTIONS, INC.

Chief Executive Officer

(Print Name)

ADDRESS: